Exhibit 10.3

Execution Version

SUBORDINATION AGREEMENT

by

MIDCOAST ENERGY PARTNERS, L.P., and

Other Obligors from time to time party hereto

and

ENBRIDGE ENERGY PARTNERS, L.P., and

Certain of its Subsidiaries and Affiliates from time to time party hereto

In favor of

THE NOTEHOLDERS

Dated as of September 30, 2014

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

13.11	Beneficiaries	32

13.12	Conflict with Collateral Agreements	32

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SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT made as of September 30, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Issuer”), MIDCOAST OPERATING, L.P., a Texas limited partnership (“Midcoast”), the other Obligors (as defined below) party hereto or from time to time party hereto, ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”), the subsidiaries and other affiliates of EEP party hereto or from time to time party hereto (each an “EEP Affiliate,” and together with EEP and each of their respective successors and permitted assigns, collectively, the “Subordinated Creditors” and individually, a “Subordinated Creditor”), in favor of the Noteholders (as defined below).

PRELIMINARY STATEMENT

Reference is made to the Note Purchase Agreement dated as of even date herewith (as it may be amended, restated, increased, renewed, refinanced, extended or otherwise modified or supplemented from time to time, the “Note Agreement,” which term shall include any note purchase agreement entered into in replacement thereof), among the Issuer and the Noteholders listed in the signature pages hereto, pursuant to which the Issuer is issuing and selling to such Noteholders (i) $75,000,000 aggregate principal amount of its 3.56% Series A Senior Notes due September 30, 2019, (ii) $175,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due September 30, 2021, and (iii) $150,000,000 aggregate principal amount of its 4.42% Series C Senior Notes due September 30, 2024 (as amended, restated or otherwise modified from time to time and including any notes issued in substitution therefor, collectively, the “Notes”. The Issuer’s obligations in respect of the Notes are guaranteed by certain other Obligors that are Subsidiary Guarantors (as defined in the Note Agreement) pursuant to the Guaranty Agreement dated as of even date herewith (as it may be amended, restated, extended or otherwise modified or supplemented from time to time, the “Subsidiary Guaranty,” which term shall include any guaranty agreement entered into in replacement thereof) made by each of the Obligors party thereto.

RECITALS

WHEREAS, EEP and Midcoast, a subsidiary of the Issuer and a guarantor of the obligations under the Note Agreement and the Notes, are parties to (i) that certain Financial Support Agreement effective as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financial Support Agreement”), pursuant to which EEP has agreed, among other things, to continue to facilitate the provision of letters of credit to Midcoast and its subsidiaries under EEP’s credit facilities and to provide guarantees to Midcoast and its subsidiaries, each on the terms and conditions set forth in the Financial Support Agreement, and (ii) that certain Working Capital Loan Agreement effective as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Working Capital Agreement” and, collectively with the Financial Support Agreement, the “Support Agreements,” and individually, a “Support Agreement”) pursuant to which EEP has agreed, among other things, to make revolving loans to Midcoast, on the terms and conditions set forth in the Working Capital Agreement;

WHEREAS, Midcoast and certain of its subsidiaries may from time to time owe certain reimbursement obligations or other indebtedness to EEP under the Support Agreements;

WHEREAS, the Obligors are party to that certain Credit Agreement, dated as of November 13, 2013, by and among the Obligors, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, as amended by that certain Amendment No. 1 to Credit Agreement and Extension Agreement dated as of September 30, 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Bank Agreement”);

WHEREAS, Section 3(c) of the Financial Support Agreement and Section 29(c) of the Working Capital Agreement generally provide, among other things, that Midcoast shall not, and shall not permit any of its affiliates to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under Midcoast’s principal commercial bank revolving credit facility, unless it and each of them has granted or concurrently grants a lien to EEP on such asset or property to secure its obligations under the Financial Support Agreement and the Working Capital Agreement, respectively, on a second-priority basis, and, in scope, nature, type of, but second priority to, the liens at any time, and from time to time, granted, created, perfected and maintained to secure the indebtedness and obligations under such principal commercial bank revolving credit facility;

WHEREAS, upon the occurrence of a Springing Lien Trigger Event (as defined in the Bank Agreement), the Obligors shall grant Bank of America, N.A., as Administrative Agent, for the benefit of the lenders party to the Bank Agreement, a valid and perfected first-priority security interest, subject only to Permitted Liens (as defined in the Bank Agreement), in the Collateral (as defined below) to secure the Obligations (as defined in the Bank Agreement) and, pursuant to the respective Support Agreements, shall grant EEP a valid and perfected, second-priority security interest in the Collateral, junior in all respects to the security interest granted in favor of Bank of America, N.A., as Administrative Agent, under the Bank Agreement;

WHEREAS, Section 10.5 of the Note Agreement provides, among other things, that the Issuer shall not, and shall not permit any of its Subsidiaries to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under the Bank Agreement, other than liens on the Collateral so long as the Notes (and any guaranty delivered in connection therewith) are concurrently secured equally and ratably with such indebtedness and obligations;

WHEREAS, pursuant to the Note Agreement and the Subsidiary Guaranty, the Obligors will owe certain Senior Indebtedness (as defined below) to the Senior Lenders, and it is a condition to the Senior Lenders’ willingness to enter into the Note Agreement and related Financing Documents that, among other things, (i) the Subordinated Creditors shall have also subordinated their right to payment to all indebtedness or obligations now or hereafter owed or owing by the Obligors to the Subordinated Creditors under the Support Agreements in the manner and to the extent provided in this Agreement, (ii) in the event the indebtedness and obligations under the Bank Agreement become secured by first-priority, duly-perfected liens on, and security interests against, the Collateral upon the occurrence of a Springing Lien Trigger Event, the Senior Indebtedness shall also be secured by equal and ratable first-priority, duly-perfected liens on, and security interests against, the Collateral, (iii) the Subordinated

Indebtedness (as defined herein) shall at all times be unsecured, except that if the Senior Lenders shall first have been granted a first-priority, duly-perfected lien and security interest in and against the Collateral, the Subordinated Creditor may at such time, and only to the extent expressly permitted under the Note Agreement and the Support Agreements, receive a junior priority lien and security interest in the same collateral to secure the Subordinated Indebtedness, but all such liens and security interests shall be subordinate and junior to all first-priority liens and security interests securing the Senior Indebtedness; and

WHEREAS, the Note Agreement requires, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the payment of the Senior Indebtedness and the Subordinated Indebtedness and with respect to the common Collateral, each as herein defined.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditors and the Obligors), and to induce the Senior Lenders to enter into the Note Agreement and related Financing Documents, from which the Subordinated Creditors and Obligors will receive benefit, the Obligors and the Subordinated Creditors hereby agree, for the benefit of the Senior Lenders, as follows:

Article 1

INTERPRETATION

1.1 Definitions

In this Agreement, including the preliminary statement and the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Note Agreement. In addition, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Attorney Costs” shall mean and include all fees and disbursements of any law firm or other external counsel but expressly excludes the allocated cost of internal legal services and all disbursements of internal counsel.

“Bank Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Beneficiary” means, at each relevant time of determination, each of (a) the holders of Senior Indebtedness and (b) the holders of Other Senior Indebtedness; and in each case that any such holders or group thereof are represented by an agent, shall also mean such agent for the benefit of such respective holders.

“Beneficiary Indebtedness” means, collectively, the Senior Indebtedness and the Other Senior Indebtedness.

“Collateral” shall have the meaning assigned to the term “Springing Lien Collateral” in the Note Agreement.

“Collateral Agreement” means, collectively, any and all collateral agency agreements, intercreditor agreements or similar agreements with regard to the Collateral, by and among the Senior Lenders and the other Beneficiaries (or their agent representative(s)), in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Financing” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“DIP Financing Liens” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“DIP Lenders” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“Discharge of Senior Indebtedness” shall mean indefeasible payment in full in cash of all outstanding Obligations.

“Discharge of Subordinated Indebtedness” shall mean payment in full of all outstanding obligations under the Support Agreements, termination or expiration of all letters of credit (other than letters of credit as to which arrangements satisfactory to each letter of credit issuer thereof, in its sole discretion, have been made) and guarantees thereunder, and termination of all obligations and commitments thereunder and the reduction thereof to zero, provided such payment, terminations, expiration, satisfactory arrangements and reduction referred to in this definition are evidenced by a signed writing to such effect by an authorized representative of each Subordinated Debt Party and delivered to the Senior Lenders or their representative and, provided, further, all payments or transfers received by a Subordinated Debt Party on account of Subordinated Indebtedness constituted Permitted Payments hereunder and were not otherwise prohibited by or in violation of the Note Agreement or this Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“EEP” shall have the meaning assigned to such term in the introductory paragraph hereof.

“EEP Affiliates” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Enforcement Action” shall mean (a) an action, proceeding, or similar undertaking with respect to the Collateral, or any portion thereof, (i) to collect or to cause, in each case either directly or indirectly, whether from the exercise of Control or otherwise, the payment of any Subordinated Indebtedness from an Obligor, (ii) to take from or for the account of any Obligor, by set-off, recoupment or in any other manner, the whole or any part of any moneys or accounts which may now or hereafter be owing by or to any Obligor or (iii) to enforce or exercise, or seek to enforce or exercise, any rights and remedies under any agreement or document in respect of the Collateral, or any portion thereof, or under applicable law with respect to the Collateral, (b) to exercise any put option or to cause any Obligor to honor any redemption or mandatory prepayment obligation under any agreement or document in respect of Subordinated Indebtedness or (c) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, attach, recover against, foreclose upon, take possession of or sell any Collateral.

“Equity Interests” shall have the meaning assigned to the term “Capital Stock” in the Note Agreement.

“Financial Support Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Financing Documents” shall have the meaning assigned to such term in the Note Agreement.

“Impermissible Subordinated Debt Liens” shall have the meaning assigned to such term in Section 3.1(c) hereof.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Obligor or for property or assets of any Obligor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for property or assets of any Obligor, (c) any voluntary or involuntary dissolution, winding-up, readjustment or liquidation of any Obligor, or (d) a general assignment for the benefit of creditors by any Obligor.

“Issuer” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Midcoast” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization in an Insolvency Proceeding or other Proceeding (as defined below) that contravenes the terms of this Agreement, including without limitation, any Plan of Reorganization that does not provide for payments or distributions in respect of the Senior Indebtedness (and any security thereof) to be made with the priority specified herein or that seeks to make payments or distributions on account of the Subordinated Indebtedness (or any security thereof) prior to the Discharge of the Senior Indebtedness.

“Note Agreement” shall have the meaning assigned to such term in the preliminary statement hereof.

“Notes” shall have the meaning assigned to such term in the preliminary statement hereof.

“Noteholders” shall mean each of the holders from time to time of the Notes.

“Obligor” shall mean the Issuer and each Subsidiary Guarantor (as defined in the Note Agreement).

“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 3.3 hereof.

“Other Senior Indebtedness” shall mean all Indebtedness (other than Senior Indebtedness) that is not in any manner subordinate in right of payment of any Beneficiary Indebtedness then outstanding (including the Obligations (as defined in the Bank Agreement)) and obligations arising under any applicable definitive documentation governing such Indebtedness, including without limitation and duplication, in each case, (a) Post-Petition Interest and (b) all fees, costs, charges and expenses (including reasonable attorney fees, costs and expenses), accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding, which Indebtedness is incurred by the Obligors, or any of them, subject to the terms and conditions set forth in the Note Agreement, from time to time, and for which a subordination agreement in form and substance substantially the same as this Agreement, mutatis mutandis, has been executed and delivered by the Subordinated Creditor and is in effect as of any date of determination. For the avoidance of doubt, to the extent any payment with respect to any Other Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the holders of such Other Senior Indebtedness and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Permitted Payments” shall have the meaning assigned to such term in Section 7.1 hereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or agreement proposed in or in connection with any Insolvency Proceeding or other Proceeding.

“Post-Petition Interest” shall mean interest (including interest at the Default Rate with respect to the applicable Note) accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding.

“Proceeding” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Pro Rata Basis” shall mean, at each relevant time of determination, with respect to Beneficiary Indebtedness then held by a Beneficiary and distributions, payments, turn overs, remittances and the like to such Beneficiary as prescribed hereunder, an amount equal to the product of such distributed, paid, turned over, remitted or otherwise delivered amounts multiplied by a fraction, (a) the numerator of which is the then-outstanding balance of the Beneficiary Indebtedness held by such Beneficiary, and (b) the denominator of which is the then-outstanding balance of all Beneficiary Indebtedness. It shall be the responsibility of the Issuer (and not any Subordinated Debt Party) to calculate and designate in writing to each applicable Subordinated Debt Party the applicable amount to be distributed, paid over, turned over, remitted or otherwise transferred to a Beneficiary on a Pro Rata Basis, and until the applicable Subordinated Debt Party has received such written designation, at each applicable time, it shall not be required to make such distribution, payment over, turn over, remittance or other transfer (unless directed in writing by all Beneficiaries), provided, however, that any error made by the Issuer in respect of such calculation or designation shall not relieve the Issuer or any other Obligor of its obligations under any Beneficiary Indebtedness or of such Subordinated Debt Parties of its obligations hereunder.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced”, “Refinances” and “Refinancing” shall have correlative meanings.

“Release” shall have the meaning assigned to such term in Section 4.3(a) hereof.

“Required Holders” means the holders of more than 50% in principal amount of the Notes (without regard to series) at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates (as defined in the Note Agreement)).

“Senior Indebtedness” shall have the meaning assigned to the term “Obligations” in the Note Agreement, together with (a) Post-Petition Interest and (b) all fees, costs, charges, and expenses, including reasonable Attorney Costs, accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding. For the avoidance of doubt, to the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Lenders and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Lenders” shall mean, collectively, the Noteholders and any trustee and/or collateral trustee appointed for the benefit and on behalf of the Noteholders.

“Subordinated Creditor” and “Subordinated Creditors” each shall have the meaning set forth in the introductory paragraph hereof.

“Subordinated Debt Party” or “Subordinated Debt Parties” shall mean, at any time, (a) each Subordinated Creditor, (b) each other Person to whom any of the Subordinated Indebtedness (including indemnification obligations) is, or hereafter may become, owed or owing, and (c) the successors and permitted assigns of each of the foregoing.

“Subordinated Indebtedness” shall mean the Indebtedness of each Obligor owing to any Affiliate of any Obligor (other than another Obligor) under the Support Agreements.

“Subsidiary Guaranty” shall have the meaning assigned to such term in the preliminary statement hereof.

“Support Agreements” shall have the meaning assigned to such term in the recitals hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Working Capital Agreement” shall have the meaning assigned to such term in the recitals hereof.

1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and permitted assigns and (ii) to any Obligor shall be construed to include the Obligor as debtor and debtor-in-possession and any receiver or trustee for the Obligor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, unless noted otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all references to the Senior Lenders include each of the Noteholders individually and any combination thereof.

1.3 Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. The Subordinated Debt Parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5 Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

1.6 Time of the Essence

Time shall be of the essence of this Agreement.

Article 2

POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1 General Postponement and Subordination

Except that any Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below, until the Discharge of Senior Indebtedness:

a.	each Subordinated Debt Party’s right to payment of the Subordinated Indebtedness is hereby irrevocably made subject to and subordinate and junior in right of payment to all of the Senior Lenders’ right to payment of the Senior Indebtedness;

b.	the Subordinated Indebtedness shall be and is hereby irrevocably expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and the Discharge of Senior Indebtedness;

c.	no Obligor shall make or give, and no Subordinated Debt Party shall accept, any payment, transfer or other thing of value, on account of the Subordinated Indebtedness;

d.	no Subordinated Debt Party shall accept any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, debt securities, Equity Interests, obligations, or other property); and

e.	any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness, or any Lien on Collateral, shall be paid or delivered directly to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

2.2 Priority of Senior Indebtedness on Dissolution or Insolvency

a.	Notwithstanding anything contained herein to the contrary, in the event of an Insolvency Proceeding or other similar proceeding (a “Proceeding”) relating to an Obligor or any of its property (whether voluntary or involuntary, partial or complete), or any other marshaling of the assets and liabilities of an Obligor, the Beneficiary Indebtedness shall first be paid in full and a Discharge of Senior Indebtedness must have occurred before any Subordinated Debt Party shall be entitled to receive or retain any payment or distribution, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise.

b.	Until the Discharge of Senior Indebtedness, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise, shall be paid or delivered directly to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

Article 3

PRIORITY OF LIENS; LIEN SUBORDINATION

3.1 No Liens Prohibited by Note Agreement; No Liens Securing Subordinated Indebtedness Prior to Springing Lien Trigger Event

a.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors shall, or shall permit any of its or their Restricted Subsidiaries to, grant or permit, and (1) no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property prohibited by or in violation of the Note Agreement, to secure or facilitate the payment or collection of any Subordinated Indebtedness, and (2) no Senior Lender shall accept or pursue any Liens on any asset or property to secure or facilitate the payment or collection of any Senior Indebtedness without the Senior Lenders permitting the Subordinated Indebtedness to be secured thereby, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

b.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors shall, or shall permit any of its or their Restricted Subsidiaries to, grant or permit, and no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property which would constitute Collateral, to secure or facilitate the payment or collection of any Subordinated Indebtedness, unless (i) it first has granted, or concurrently therewith grants, a Lien on such asset or property to secure the Senior Indebtedness which is senior in right, priority, operation, effect and all other respects to any and all Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness and pari passu with any and all Liens securing any Other Senior Indebtedness, and (ii) such Liens in favor of such Subordinated Debt Party are not prohibited under the Note Agreement, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

c.

To the extent that the provisions of Sections 3.1(a) and (b) are not complied with for any reason, without limiting any other right or remedy available to the Senior Lenders or any Subordinated Debt Party, as the case may be, (A) if it has not already done so, each applicable Obligor, or related Restricted Subsidiary, shall immediately grant a Lien on such asset or property to secure the Senior Indebtedness which is senior in right, priority, operation, effect and all other respects to any and all Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness and pari passu with any and all Liens securing any Other Senior Indebtedness, and a junior-priority Lien on such asset or property to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement and any applicable Financing Document), or both, as the case may be, and (B)

each Subordinated Debt Party: (i) agrees to subordinate all such Liens, if any, securing the Subordinated Indebtedness, whether now existing or hereafter arising (the “Impermissible Subordinated Debt Liens”) to all Liens securing any Senior Indebtedness, whether now existing or hereafter arising, regardless of the time, manner or order of perfection of any such Impermissible Subordinated Debt Liens, and notwithstanding any failure of the Senior Lenders to adequately perfect its or their Liens securing any Senior Indebtedness, the subordination of any Lien securing any Senior Indebtedness to any Lien securing any other obligation of any Obligor, or the avoidance, invalidation or lapse of any Lien securing any Senior Indebtedness; (ii) agrees to take no action to enforce any Impermissible Subordinated Debt Liens; (iii) agrees to execute such terminations, releases and other documents as the Required Holders (or their representative) request in their sole discretion to release the Impermissible Subordinated Debt Liens or to assign the Impermissible Subordinated Debt Liens to the Senior Lenders, in the Required Holders’ sole discretion, provided that contemporaneously therewith, the Senior Lenders, upon receiving a first-priority Lien on such asset or property to secure the Senior Indebtedness as required under clause (A) above, permit a junior, second-priority Lien on such asset or property to be granted to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement), (iv) in furtherance of the foregoing, hereby irrevocably appoints each of the Senior Lenders (or its representative ) its attorney-in-fact, with full authority (subject to any constraints thereon set forth in any Collateral Agreement) in the place and stead of each Subordinated Debt Party to execute and deliver any document or instrument which such Subordinated Debt Party may be required to deliver pursuant to this Section 3.1; (v) agrees that no Subordinated Debt Party shall have any right to possession of any assets or property encumbered by or subject to the Impermissible Subordinated Debt Liens, whether by judicial action or otherwise; and (vi) agrees that, so long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is collateral, proceeds of collateral, or on account of collateral, whether under a Plan of Reorganization or otherwise, received by or distributed to any Subordinated Debt Party as a result of such Impermissible Subordinated Debt Lien shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

3.2 Relative Priorities

a.	Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien on the Collateral securing Senior Indebtedness, on one hand, or any Lien on the Collateral securing Subordinated Indebtedness (including any Liens on assets or property prohibited by or in violation of the Note Agreement), on the other hand, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any security document or any other Financing Document or any other circumstance whatsoever, and notwithstanding any failure of the Senior Lenders to adequately perfect their Liens in the Collateral, the subordination of any Lien on the Collateral securing any Senior Indebtedness to any Lien securing any other obligation of any Obligor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any Senior Indebtedness, each Subordinated Debt Party hereby agrees that, so long as the Discharge of Senior Indebtedness has not occurred, (a) any such Lien now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness shall be senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness, (b) any such Lien now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness, and (c) any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secure Senior Indebtedness shall be and remain senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness for all purposes, whether or not any such Liens are subordinated in any respect to any other Lien securing any other obligation of any Obligor or any other Person.

b.	Each Subordinated Debt Party acknowledges that the terms of the Senior Indebtedness may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Indebtedness may be increased, replaced or Refinanced, in each event, without notice to or consent by any Subordinated Debt Party and without affecting the provisions hereof. The lien priorities provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, or any portion thereof.

3.3 Bailment for Perfection of Certain Security Interests

Each Subordinated Debt Party agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Subordinated Debt Party or any of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Subordinated Debt Party solely for the purpose of perfecting the Beneficiaries’ Liens granted under the related governing documents, also holds such Other Pledged or Controlled Collateral as bailee for the Beneficiaries. No Subordinated Debt Party shall charge any Beneficiary a fee for holding such Collateral as bailee pursuant hereto.

3.4 Certain Agreements with Respect to Unenforceable Liens

Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien held by a Senior Lender encumbering, or purporting to encumber, any Collateral is not valid or enforceable for any reason, or is avoided or avoidable under a Bankruptcy Law, then each Subordinated Debt Party agrees that, any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall, on a Pro Rata Basis (for so long as the Discharge of Senior Indebtedness has not occurred), be segregated and held in trust and forthwith paid over to the Senior Lenders (for application in payment of the Senior Indebtedness); provided that if in any Insolvency Proceeding a similar determination is made regarding any Lien (as described above, mutatis mutandis to reflect Liens held by any other Beneficiary) held by any other Beneficiary, any such distribution or recovery shall, on a Pro Rata Basis, be held in trust and forthwith paid over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), in each case, in the same form as received, if received in cash, or if not received in cash, as agreed by the Beneficiaries. Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the limited purpose of carrying out the provisions of this Section 3.4 for the benefit of the Senior Lenders and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 3.4 for the benefit of the Senior Lenders, which appointment is irrevocable and coupled with an interest, and is subject to any constraints thereon set forth in any Collateral Agreement.

Article 4

ENFORCEMENT OF RIGHTS AND REMEDIES

4.1 Exercise of Rights and Remedies.

a.

So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, the Senior Lenders and the other Beneficiaries (if any) shall have the exclusive right to enforce all rights and to exercise all remedies (including any right of setoff or recoupment), whether at law or in equity, against the Obligors or the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of any Subordinated Debt Party, provided, however, a Subordinated Debt Party may exercise rights against the Obligors solely to the extent expressly permitted under Section 4.1(b)(i) and (ii) below.

b.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, no Subordinated Debt Party shall have any right to enforce any rights or to exercise any remedies (including any right of setoff or recoupment), whether at law or in equity, against Obligors or the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), except (i) that a Subordinated Debt Party may (A) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of a Subordinated Debt Party, in each case, to the extent not in contravention of the terms of this Agreement, and (B) enforce rights and exercise remedies (other than initiating, or supporting any other Person (other than a Senior Lender or any other Beneficiary) in initiating, an Insolvency Proceeding) against an Obligor (but not against Collateral) at any time during which such Subordinated Debt Party is permitted to receive and retain Permitted Payments under Section 7.1 below, and (ii) as otherwise provided in Section 5.4 hereof.

4.2 No Waiver by Senior Lenders

Nothing contained herein shall prohibit or in any way limit any Senior Lender from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by a Subordinated Debt Party.

4.3 Automatic Release of Subordinated Liens.

a.	If, in connection with any Disposition of any Collateral permitted under the terms of the Note Agreement, or in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, (1) the Senior Lenders release the Liens on such Collateral securing Senior Indebtedness or (2) such Liens securing the Senior Indebtedness are otherwise released as permitted by the Financing Documents (in each case, a “Release”), other than any such Release granted following the Discharge of Senior Indebtedness, then the Liens on such Collateral securing Subordinated Indebtedness shall be automatically, unconditionally and simultaneously released, and each Subordinated Debt Party shall promptly execute and deliver to the Senior Lenders, the relevant Obligor or grantor such termination statements, releases and other documents as any Senior Lender or the relevant Obligor or grantor may reasonably request to effectively confirm such Release.

b.	Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, as the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 4.3 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

4.4 Insurance and Condemnation Awards

So long as the Discharge of Senior Indebtedness has not occurred, the Senior Lenders and the other Beneficiaries shall have the exclusive right, subject to the rights of the Obligors under the Financing Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall, prior to the Discharge of Senior Indebtedness and subject to the rights of the Obligors under the Financing Documents, be paid to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and, subject to the rights of the Obligors under the Financing Documents, as proceeds of Collateral. Until the Discharge of Senior Indebtedness has occurred, if a Subordinated Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to each of the Beneficiaries in accordance with Section 6.1.

Article 5

NO INTERFERENCE

5.1 Prohibited Acts.

Without in any way limiting the scope of Section 4.1 above, so long as the Discharge of Senior Indebtedness has not occurred, but subject always to the provisions of Section 11.1(a), each Subordinated Debt Party agrees, whether or not any Insolvency Proceeding or other Proceeding has been commenced or is pending, that it will not, and hereby waives any right to:

a.	initiate, or support any other Person (other than a Senior Lender or any other Beneficiary) in initiating, an Insolvency Proceeding;

b.	take, or support any other Person (other than a Senior Lender or any other Beneficiary) in taking, any Enforcement Action, except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below;

c.	contest, protest or object to (or support any other Person contesting) any foreclosure action or proceeding (including an Insolvency Proceeding) brought by any Senior Lender or any other Beneficiary, or any other enforcement or exercise by any Senior Lender or any other Beneficiary of any rights or remedies relating to the Senior Indebtedness and the Collateral;

d.	contest, protest or object to (or support any other Person contesting) the forbearance by any Senior Lender or any other Beneficiary from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Senior Indebtedness and the Collateral;

e.	take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Subordinated Indebtedness, any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral (including any mortgagee policy of insurance) or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

f.	take (or support any other Person in taking) any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of any rights or remedies of the Beneficiaries under any definitive documentation entered into by the Obligors evidencing Beneficiary Indebtedness, including under the Financing Documents (including any Disposition of Collateral) by foreclosure or otherwise;

g.	contest, protest or object to (or support any other Person in objecting to) the manner in which any Senior Lender may seek to enforce or collect the Senior Indebtedness or any Liens, regardless of whether any action or failure to act by or on behalf of any Senior Lender is, or could be, adverse to the interests of a Subordinated Debt Party, and will not assert (or support any other Person in asserting), and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior creditor may have under applicable law;

h.

attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question (or support any other Person in challenging or questioning) the validity, priority or enforceability of any

Senior Indebtedness, the priority, perfection, validity or enforceability of any Lien on the Collateral, or the validity or enforceability of any of the Financing Documents, including this Agreement (and any automatic reinstatement thereof under Section 11.1 below), or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

i.	contest, protest or object to (or support any other Person contesting) any Disposition of all or any part of the Collateral, provided that the Liens of Subordinated Debt Parties attach to the net proceeds of the Disposition with at least the same priority and validity as the Liens held by Subordinated Debt Parties on such Collateral, and the Liens remain subject to the terms of this Agreement;

j.	contest, protest or object to (or support any other Person contesting) any request of any Senior Lender for (1) relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or (2) adequate protection within the meaning of Section 361 of the Bankruptcy Code;

k.	contest, protest or object to (or support any other Person contesting) the payment of Post-Petition Interest, or any fees, costs, charges and expenses to any Senior Lender under Section 506(b) of the Bankruptcy Code;

l.	unless otherwise agreed by the Required Holders in writing, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner in an Insolvency Proceeding, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Obligor’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditors or the Subordinated Debt Parties, or any other form of affirmative relief of any other kind or nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Senior Lender or support any other Person taking any such action;

m.

In any Insolvency Proceeding or other Proceeding of any Obligor, if any Obligor shall, as debtor(s)-in-possession, move for approval of financing, which for avoidance of doubt, may include a roll-up of the Senior Indebtedness under the Note Agreement and the Notes (“DIP Financing”) to be provided by one or more lenders, which, for avoidance of doubt, may include the Senior Lenders (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Collateral under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization, each Subordinated Creditor agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale (whether under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization) of property that constitutes Collateral (including any bid, sale procedure or other orders in respect thereof), unless the Required Holders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Collateral (and each Subordinated Debt Party will consent, and is deemed to have consented, to the subordination of its Liens with respect to such Collateral);

n.	provide (or support any Person other than a Beneficiary in providing) DIP Financing to any Obligor secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness, provided, however, that if one or more Senior Lenders, on the one hand, and one or more other Beneficiaries, on the other hand, propose to provide competing DIP financings, no Subordinated Debt Party shall support any Beneficiary in providing DIP Financing, unless all of the applicable Beneficiaries proposing to provide such competing DIP financings so agree, and provided, further if (i) the Senior Lenders are provided reasonable advance notice and opportunity to provide DIP Financing, but no Senior Lender offers to provide such DIP Financing, and (ii) no other Person (other than a Subordinated Debt Party), after having received reasonable advance notice and opportunity to provide DIP Financing, offers to provide DIP Financing on terms acceptable to the Senior Lenders, in each case on or before the date of any hearing to approve DIP Financing, then one or more Subordinated Debt Parties may seek to provide DIP Financing secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness and the Senior Lenders may object to such DIP Financing;

o.	oppose, seek to challenge or support any Person challenging, the Senior Indebtedness, any Lien securing the Senior Indebtedness, or any request for the allowance and payment of Post-Petition Interest and post-petition fees, costs, charges and expenses;

p.	seek adequate protection, within the meaning of Section 361 of the Bankruptcy Code, of any interest in any Collateral, in each case without the Required Holders’ prior written consent, provided, however, that if in an Insolvency Proceeding Senior Lenders are granted adequate protection in the form of a Lien on additional property as collateral, a Subordinated Debt Party holding a Lien at the time of the filing of such Insolvency Proceeding may seek or request adequate protection in the form of a junior Lien on such additional collateral, which Lien shall automatically be subject to the terms of this Agreement in all respects, including without limitation, the payment-over provisions herein contained, and shall be subordinated to the Liens of the Senior Lenders (including adequate protection Liens) and subordinated to any DIP Financing Liens (and all obligations relating thereto), in each case on the same basis as the Subordinated Debt Party’s other Liens are subordinated herein;

q.	propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursued pursuant to Section 1129(b)(1) of the Bankruptcy Code; and

r.	seek relief from the automatic stay or any other stay in an Insolvency Proceeding or other Proceeding in respect of Collateral, an Obligor or its property.

5.2 Additional Agreements

a.	At any time prior to the Discharge of Senior Indebtedness, in any Insolvency Proceeding or other Proceeding of any Obligor or its property:

i.	the Required Holders shall have the right, but not the obligation, to file claims and proofs of claim in respect of the Subordinated Indebtedness, vote any and all such claims in connection with any Plan of Reorganization, and take such other action as the Required Holders may so elect in their discretion;

ii.	each Subordinated Debt Party hereby grants each Senior Lender an irrevocable proxy coupled with a pledge to vote or cause to be voted any and all claims of such Subordinated Debt Party arising in connection with any Plan of Reorganization, in proportion to the Senior Indebtedness on a Pro Rata Basis (or as otherwise agreed by all of the Beneficiaries);

iii.	unless the Required Holders have invoked their rights under this Section 5.2 or another Beneficiary has invoked any rights it may have to file claims or proofs of claims on account of the Subordinated Indebtedness in an Insolvency Proceeding or other Proceeding, each Subordinated Debt Party shall timely file a claim or proof of claim or claims or proofs of claim, each in the form required in such Proceedings, for the full outstanding amount of the Subordinated Indebtedness;

iv.	each Subordinated Debt Party shall cause said claim or proofs of claim, whether filed by such Subordinated Debt Party, the Required Holders, or another Beneficiary to be approved by the Beneficiaries, and all payments and other distributions in respect thereof to be made directly to each of the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis; and

v.	Each of the Subordinated Debt Parties agrees that it will support, vote in favor of and agree to any Plan of Reorganization proposed or supported by the Beneficiaries.

b.	Each Subordinated Debt Party shall execute and deliver to the Senior Lenders such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (a), and any powers of attorney confirming the rights of the Senior Lenders arising thereunder, and shall take such other actions as may be requested by the Senior Lenders or their representative in connection therewith in order to enable the Senior Lenders or their representative to enforce any and all claims in respect of the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

c.	Each Subordinated Debt Party hereby irrevocably agrees that the Required Holders may, in their sole discretion, in the name of each such Subordinated Debt Party or otherwise, demand, sue for, collect, and receive any receipt for any and all such payments or distributions which would be required hereunder to be applied to the Senior Indebtedness, and any such receipts shall be distributed to the Senior Lenders (for application to the Senior Indebtedness), and file, prove and vote or consent in any Proceeding with respect to any and all claims of each of the Subordinated Debt Parties relating to the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

5.3 Certain Additional Waivers by Subordinated Debt Parties

Each Subordinated Debt Party waives any claim it or they may hereafter have against any Senior Lender arising out of any action taken or not taken by any Senior Lender in an Insolvency Proceeding, including without limitation, (a) the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or DIP Financing authorized in any Insolvency Proceeding or other Proceeding, or (c) any grant of a security interest, any payment, or award of adequate protection within the meaning of Section 361 of the Bankruptcy Code, in any Insolvency Proceeding, or (d) any sale or other Disposition of Collateral or in connection with any Plan of Reorganization. In addition, no Subordinated Debt Party shall assert or enforce, at any time prior to the Discharge of Senior Indebtedness, any claim under Section 506(c) of the Bankruptcy Code.

5.4 Permitted Actions

Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall prohibit, limit, or restrict the Subordinated Debt Parties from taking any of the following actions: (a) any action to the extent necessary to (i) prevent the running of any applicable statute of limitations or similar restriction on claims, provided that no such action shall be filed sooner than 90 days before the expiration of any such applicable statute of limitations or similar restriction on claims, or (ii) assert a compulsory cross claim or counterclaim against any Obligor, and (b) any action to seek and obtain specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) any non-payment obligation under any Support Agreement, so long as it is (x) not accompanied by a claim for monetary damages or a request for payment of any portion of the Subordinated Indebtedness, (y) not an Enforcement Action, and (z) does not seek to initiate an Insolvency Proceeding; provided further, in the case of (a) or (b), such permitted actions shall be subject to and not in contravention of the terms of this Agreement, including the payment over provisions contained herein.

Article 6

ADDITIONAL PAYMENT PROVISIONS; PAYMENT OVER

6.1 Payment Over

So long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, in each case whether or not under a Plan of Reorganization or otherwise, together with the property referred to in Section 2.1(e), Section 2.2, Section 3.1(c) and Section 4.4, received by a Subordinated Debt Party in respect of the Subordinated Indebtedness, in each case other than Permitted Payments under Section 7.1, shall be segregated and held in trust and forthwith transferred or paid over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, in each case (i) in the same form as received, if received in the form of cash, and to the extent not received in the form of cash, then as directed in a writing signed by all of the Beneficiaries, and (ii) together with any necessary endorsements. Until the Discharge of Senior Indebtedness occurs, each Subordinated Creditor (a) agrees to reimburse the Senior Lenders for all reasonable costs, including reasonable attorneys’ fees, incurred by the Senior Lenders in the course of collecting said sums should a Subordinated Debt Party fail to voluntarily turn the same over to the applicable Beneficiary in accordance with this Agreement and upon demand, and (b) hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 6.1 for the benefit of the Senior Lenders and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 6.1 for the benefit of the Senior Lenders, which appointment is irrevocable and coupled with an interest.

6.2 Application of Payments

All payments and distributions received by the Senior Lenders pursuant to the terms of this Agreement and in respect of the Subordinated Indebtedness (other than Permitted Payments), to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all reasonable expenses (including reasonable legal fees and expenses) paid or incurred by the Senior Lenders in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any Collateral, in each case as provided herein, and any balance thereof shall, solely as between the Subordinated Debt Parties and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time elect, toward the payment of the Senior Indebtedness remaining unpaid.

6.3 Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Discharge of Senior Indebtedness shall have occurred.

6.4 Legend on Subordinated Debt Instruments

The Subordinated Creditors shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument, the indebtedness evidenced hereby or any lien or security interest on Collateral securing such indebtedness, is subordinated, in the manner and to the extent set forth in an agreement dated as of September 30, 2014 (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of “the Senior Lenders” referred to therein, to all Senior Indebtedness (as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Required Holders deliver a copy of each of the instruments evidencing Subordinated Indebtedness, as so marked, to the Senior Lenders within 60 days following such request. In the event of any conflict between any instrument evidencing Subordinated Indebtedness and the terms of this Agreement, the terms of this Agreement shall control.

Article 7

PERMITTED PAYMENTS

7.1 Permitted Payments

At any time other than during the continuation of a Default or Event of Default, and subject to the other conditions contained in Section 10.9 of the Note Agreement, each Subordinated Debt Party shall be entitled to receive and retain payments (“Permitted Payments”) on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

Article 8

SUBROGATION

8.1 Right of Subrogation and Related Restrictions

If a Subordinated Debt Party pays or distributes cash, property, or other assets to the Senior Lenders, the Subordinated Debt Party will be subrogated to the rights of the Senior Lenders with respect to the value of the payment or distribution; provided, however, the Subordinated Debt Party shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 11.1(a).

8.2 Transfer by Subrogation

If (a) the Senior Lenders receive payment of any of the Subordinated Indebtedness and (b) the Discharge of Senior Indebtedness has occurred, then the Senior Lenders will each, at the applicable Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Senior Lenders.

Article 9

DEALINGS WITH OBLIGORS

9.1 Restricted Dealings by Subordinated Creditors

Except with the prior written consent of the Required Holders, no Subordinated Debt Party shall:

a.	assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Required Holders to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

b.	commence, or join with any other Person in commencing, any Proceeding respecting any Obligor or any Restricted Subsidiary of an Obligor.

9.2 Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, each Subordinated Debt Party acknowledges and agrees each of the Senior Lenders shall be entitled to:

a.	lend monies or otherwise extend credit or accommodations to any Obligor as part of the Senior Indebtedness or otherwise; provided, however, that loans, credit, or accommodations not constituting Senior Indebtedness are not entitled to the benefits of this Agreement;

b.	agree to any change in, amendment to, waiver of, or departure from, any term of the Note Agreement or any other Financing Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of any Obligor under any such Financing Documents;

c.	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to any Obligor in respect of the Senior Indebtedness;

d.	waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

e.	accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

f.	change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

g.	acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any Financing Document or allow any Obligor or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

h.	abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission or negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of a Subordinated Debt Party or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of a Subordinated Debt Party and without impairing, releasing or otherwise affecting any rights or obligations of any Subordinated Debt Party hereunder or any rights of the Senior Lenders hereunder.

Article 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties

Each Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

a.	such Subordinated Creditor is duly incorporated, formed or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, formation, or amalgamation, as the case may be;

b.	such Subordinated Creditor has all necessary corporate or equivalent power and authority to enter into this Agreement;

c.	such Subordinated Creditor has taken all necessary corporate or equivalent action to authorize the creation, execution, delivery and performance of this Agreement;

d.	this Agreement constitutes a valid and legally binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

e.	neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of any formation or governance documents of such Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which such Subordinated Creditor is a party or by which it or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as has already been obtained and is in full force and effect.

Article 11

CONTINUING SUBORDINATION

11.1 Continuing Subordination; Reinstatement

This Agreement shall create a continuing subordination and shall:

a.	remain in full force and effect until the earlier of: (i) the Discharge of Senior Indebtedness has occurred, or (ii) 366 days after the Discharge of Subordinated Indebtedness has occurred; provided, however, that if an Insolvency Proceeding is initiated on or before the date that is 366 days after the Discharge of Subordinated Indebtedness has occurred, this Agreement shall remain in full force and effect until the Discharge of Senior Indebtedness has occurred and, provided, further, that Section 9.1(b) shall remain in effect until 91 days after such time;

b.	be binding upon each Subordinated Debt Party and its successors and assigns; and

c.	inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders and their successors and permitted assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Financing Documents from time to time, including any permitted assignee of some or all of the Financing Documents.

Each Subordinated Debt Party agrees that, following termination hereof, this Agreement shall be automatically reinstated if for any reason any payment or transfer made on account of the Senior Indebtedness or Subordinated Indebtedness, as the case may be, is rescinded, avoided or must be otherwise restored or returned by any Senior Lender or Subordinated Debt Party, as the case may be, whether as a result of any Insolvency Proceedings in bankruptcy or reorganization or otherwise, in each case retroactive to the date of such payment or transfer.

11.2 Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

11.3 Acknowledgment of Documentation

Each Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Note Agreement and all other Financing Documents. Each Subordinated Creditor shall ensure that the Obligors provide such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Debt Parties’ obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

Article 12

NO LIABILITY; OBLIGATIONS ABSOLUTE

12.1 Information

No Senior Lender shall have any duty to disclose to any Subordinated Debt Party any information relating to any Obligor or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, that is known or becomes known to any of them or any of their Affiliates.

12.2 No Warranties or Liability.

a.	Each Subordinated Creditor acknowledges and agrees that no Senior Lender has made any express or implied representation or warranty of any kind and no Senior Lender shall have any express or implied duty to any Subordinated Debt Party.

b.	Each Subordinated Debt Party agrees that no Senior Lender shall have any liability to any Subordinated Debt Party, and hereby waives any claim against any Senior Lender, arising out of any and all actions which the Senior Lenders may take or permit or omit to take with respect to (i) the Financing Documents, (ii) the collection of the Senior Indebtedness, (iii) any Lien securing the Senior Indebtedness, or (iv) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral, regardless of whether an Insolvency Proceeding has been commenced.

12.3 Rights of Senior Lenders Not Affected

All rights and interests of the Senior Lenders under this Agreement, and all agreements and obligations of the Subordinated Debt Parties, and the Obligors under this Agreement, shall remain in full force and effect irrespective of: (a) any lack of collectability, validity or enforceability of all or any portion of this Agreement, the Senior Indebtedness or any of the Financing Documents due to incapacity, lack of power of authority, discharge or for any reason whatsoever (other than a Discharge of Senior Indebtedness); (b) any change in the amount of interest accruing on, time, manner or place of payment of, or in any other terms or conditions of, all or any of the Senior Indebtedness, or any other amendment or waiver of, or any consent to departure from, any of the Financing Documents, including, without limitation, changes in the terms of disbursement or repayment of any loan proceeds, any modifications, increases, extensions, renewals, rearrangements, restatements, acceleration, settlement or compromise of the Senior Indebtedness or the advancement of additional funds by the Senior Lenders in their discretion; (c) the timing, manner and order of application of any payments and credits made by the Senior Lenders on the Senior Indebtedness; (d) the Senior Lenders’ forbearance or agreement to forbear from enforcing any right or remedy related to the Senior Indebtedness, including rights and remedies against any obligor on the Senior Indebtedness; (e) any exchange of Collateral, release or non-perfection of any Lien, subordination of any Lien, or any release of any obligor on the Senior Indebtedness or any release, amendment or waiver of, or consent to departure from or indulgence with respect to, any Financing Documents, for all or any of the Senior Indebtedness; (f) any future law, regulation, or order of any governmental authority (whether of right or in fact) purporting to affect any term or provision of the Senior Indebtedness or the Financing Documents; (g) any setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or any other circumstance in respect of this Agreement, the Senior Indebtedness or any Financing Documents that might otherwise constitute a defense available to the Subordinated Creditor, the Subordinated Debt Parties, any Obligor or any other obligor of the Senior Indebtedness, or a discharge of the Senior Indebtedness, any Obligor or any Senior Indebtedness (other than a Discharge of Senior Indebtedness); or (h) any action taken or refrained from taking by the Senior Lenders regarding the Senior Indebtedness that the Senior Lenders deem appropriate.

Article 13

GENERAL PROVISIONS

13.1 Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 18 of the Note Agreement. Until otherwise notified by EEP, all such notices to any Subordinated Creditor may be given to EEP on behalf of all such Subordinated Creditors, at the “Address for Notices” following the signature block of EEP, and shall be sufficiently delivered to all Subordinated Creditors if so given.

13.2 Amendments and Waivers

a.	No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Required Holders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

b.	No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c.	Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

d.

In addition, no term or provision of any in-effect subordination agreement (including, without limitation, that certain Subordination Agreement, made as of November 13, 2013, by the Issuer, Midcoast, the other Credit Parties (as defined therein) party thereto, EEP, the subsidiaries and other affiliates of EEP party thereto, in favor of Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the Senior Lenders (as defined therein), as amended and in effect from time to time) that is executed by a Subordinated Debt Party in favor of a Beneficiary (which relates to the Subordinated Indebtedness as the

Indebtedness subordinated thereunder to the Beneficiary Indebtedness therein designated as “senior indebtedness”) may be amended, waived, supplemented or otherwise modified without the prior written consent of the Required Holders if such amendment, waiver, supplement or other modification (i) provides, or proposes, any term or provision more advantageous to holders of such Beneficiary Indebtedness than those provided to the Senior Lenders under this Agreement (which such consent, in the case of this clause (i), shall not be unreasonably withheld, delayed or conditioned) or (ii) adversely affects any Senior Lender. For the avoidance of doubt, any termination of any such other subordination agreement shall not require the consent of the Required Holders.

13.3 Assignment by Senior Lenders

a.	Each Subordinated Debt Party acknowledges and agrees that each of the Senior Lenders shall have the right, subject to the terms of the Financing Documents, to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Financing Documents, and in connection therewith, this Agreement, or both, and any Lien without the consent of the Subordinated Debt Parties. This Agreement shall extend to and inure to the benefit of each of the Senior Lenders and their respective successors and assigns permitted pursuant to the terms of the Financing Documents.

b.	Notwithstanding any provision herein or referred to herein, nothing shall prohibit or otherwise restrict the Senior Lenders from assigning all, but not part, of the Senior Indebtedness to any one or more Affiliates of the Issuer.

13.4 Effectiveness in Insolvency or Liquidation Proceedings

This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Obligor to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Obligor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

13.5 Assignment and Certain Other Actions by Subordinated Creditor

Until Discharge of the Senior Indebtedness, no Subordinated Debt Party shall (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the last occurring Maturity Date (as defined in the Note Agreement); (b) take any guarantee for any Subordinated Indebtedness from a Person unless contemporaneously therewith a guaranty by such Person shall be entered into in respect of the Senior Indebtedness and such Person shall be deemed an Obligor hereunder; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated

Creditors give the Senior Lenders written notice thereof and such sale, transfer, endorsement, pledge, encumbrance or other disposition is to an Affiliate of any Obligor and is made expressly subject to this Agreement. If any Subordinated Debt Party takes a guarantee for any Subordinated Indebtedness, all obligations under such guarantee shall constitute Subordinated Indebtedness herein and such guaranty (and any recoveries thereon) shall be subject to the terms of this Agreement, including the payment over provisions contained herein.

13.6 Further Assurances

Each Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditors, do all such further acts and things and execute and deliver all such further documents as the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

13.7 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Specific Performance

Each party to this Agreement may demand specific performance of this Agreement and each party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by any other party to this Agreement.

13.9 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.10 Obligor Acknowledgment

Each Obligor hereby acknowledges and agrees to the terms of this Agreement, and covenants not to participate in any violation thereof.

13.11 Beneficiaries

The provisions of this Agreement define the relative rights solely of the Subordinated Creditors and the Senior Lenders, and nothing contained in this Agreement is intended to or shall impair the obligations of the Issuer or any other Obligor, which are unconditional and absolute, to pay the Senior Indebtedness and the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of creditors of the Issuer or any other Obligor other than the relative rights of the Senior Lenders and the Subordinated Creditors or the Liens created in favor of the Senior Lenders and the Subordinated Creditors, respectively. Without limiting the generality of the foregoing, it is specifically understood and agreed that no Person (including any Beneficiary other than the Senior Lenders) is a third-party beneficiary of this Agreement, and in furtherance (but not in limitation) thereof (i) no trustee in any Insolvency Proceeding for or affecting, or unsecured creditor of, any Obligor will have or acquire or be entitled to exercise any rights of any Senior Lender or Subordinated Creditor under this Agreement under any legal or equitable basis, theories or circumstances and (ii) the provisions of this Agreement are not for the benefit of, and may not be enforced by, any Obligor or any other obligor of the Senior Indebtedness or the Subordinated Indebtedness, or any creditor of an Obligor or such obligors (except the Senior Lenders and the Subordinated Creditors as herein provided).

13.12 Conflict with Collateral Agreements

To the extent there is any conflict or inconsistency among the terms hereof and the terms of any Collateral Agreement, the terms of such Collateral Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signatures on following pages]

ISSUER:

MIDCOAST ENERGY PARTNERS, L.P. a Delaware limited partnership, as Issuer

By:	Midcoast Holdings, L.L.C., its General Partner

	By:	/s/ Terrance L. McGill
Terrance L. McGill President

[Signature Page to Intercompany Subordination Agreement]

OTHER OBLIGORS:

MIDCOAST OPERATING, L.P. a Texas limited partnership, as a Subsidiary Guarantor

By:	Midcoast OLP GP, L.L.C., its General Partner

	By:	/s/ Mark A. Maki
Mark A. Maki
Senior Vice President

ENBRIDGE G & P (EAST TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (EAST TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G & P (OKLAHOMA) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (NORTH TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G & P (NORTH TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ELTM, L.P.
a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE MARKETING (NORTH TEXAS) L.P.
a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE GATHERING (NORTH TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE LIQUIDS MARKETING (NORTH TEXAS) L.P.
a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS LIQUIDS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

By:	Enbridge Holdings (Texas Systems) L.L.C., the General Partner, and as the General Partner, of each of the foregoing listed entities

[Signature Page to Intercompany Subordination Agreement]

	By:	/s/ Mark A. Maki
Mark A. Maki
President

ENBRIDGE ENERGY MARKETING, L.L.C.
a Delaware limited liability company, as a Subsidiary Guarantor

By:		/s/ Mark A. Maki
Mark A. Maki
President

MIDCOAST OLP GP, L.L.C.
a Delaware limited liability company, as a Subsidiary Guarantor

By:		/s/ Mark A. Maki
Mark A. Maki
Senior Vice President

ENBRIDGE PIPELINES (LOUISIANA LIQUIDS) L.L.C.
a Delaware limited liability company, as a Subsidiary Guarantor

By:		/s/ Mark A. Maki
Mark A. Maki
President

ENBRIDGE PIPELINES (OKLAHOMA TRANSMISSION) L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:		/s/ Mark A. Maki
Mark A. Maki
President

[Signature Page to Intercompany Subordination Agreement]

ENBRIDGE MARKETING (U.S.) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

By:	Enbridge Marketing (U.S.) L.L.C.,
its General Partner

	By:	/s/ Mark A. Maki
Mark A. Maki
President

[Signature Page to Intercompany Subordination Agreement]

NOTEHOLDERS:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Brian F. Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

By:	/s/ Brian F. Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

FIREMAN’S FUND INSURANCE COMPANY
By:	Allianz Investment Management LLC,
as authorized signatory and investment manager

	By:	/s/ Brian F. Landry
	Name:	Brian F. Landry
	Title:	Managing Director

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David L. Voge
Name:	David L. Voge
Title:	Fixed Income Portfolio Manager

[Signature Page to Intercompany Subordination Agreement]

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

PRIME REINSURANCE COMPANY, INC.
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

5 STAR LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

USABLE LIFE
By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

[Signature Page to Intercompany Subordination Agreement]

KENTUCKY FARM BUREAU MUTUAL INSURANCE COMPANY
By:	Fort Washington Investment Advisors
As Investment Advisor

	By:	/s/ Steven K. Kreider
	Name:	Steven K. Kreider
	Title:	SVP and Chief Investment Officer

	By:	/s/ Douglas E. Kelsey
	Name:	Douglas E. Kelsey
	Title:	VP – Private Placements

AUTO-OWNERS INSURANCE COMPANY
By:	Fort Washington Investment Advisors
As Investment Advisor

	By:	/s/ Steven K. Kreider
	Name:	Steven K. Kreider
	Title:	SVP and Chief Investment Officer

	By:	/s/ Douglas E. Kelsey
	Name:	Douglas E. Kelsey
	Title:	VP – Private Placements

AMERICAN FIDELITY ASSURANCE COMPANY
By:	Fort Washington Investment Advisors
As Investment Advisor

	By:	/s/ Steven K. Kreider
	Name:	Steven K. Kreider
	Title:	SVP and Chief Investment Officer

	By:	/s/ Douglas E. Kelsey
	Name:	Douglas E. Kelsey
	Title:	VP – Private Placements

[Signature Page to Intercompany Subordination Agreement]

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Jeffrey L. Stainton
Name:	Jeffrey L. Stainton
Title:	Vice President

COLUMBUS LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Vice President

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President

[Signature Page to Intercompany Subordination Agreement]

THE LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Vice President

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ John Endres
Name:	John Endres
Title:	Investment Officer

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ John Endres
Name:	John Endres
Title:	Investment Officer

KNIGHTS OF COLUMBUS

By:	/s/ Charles E. Maurer, Jr.
Name:	Charles E. Maurer, Jr.
Title:	Supreme Secretary

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Manager

[Signature Page to Intercompany Subordination Agreement]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Matthew A. Baker
Name:	Matthew A. Baker
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Matthew A. Baker
	Name:	Matthew A. Baker
	Title:	Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST
By:	Prudential Arizona Reinsurance Universal Company, as Grantor
	By:	Prudential Investment Management,
Inc., as Investment Manager

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

FARMERS INSURANCE EXCHANGE
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

[Signature Page to Intercompany Subordination Agreement]

MID CENTURY INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

THE INDEPENDENT ORDER OF FORESTERS
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Matthew A. Baker
		Name:	Matthew A. Baker
		Title:	Vice President

[Signature Page to Intercompany Subordination Agreement]

LIFE INSURANCE COMPANY OF THE SOUTHWEST
By:	Sentinel Asset Management, Inc.

	By:	/s/ Chris P. Gudmastad
	Name:	Chris P. Gudmastad
	Title:	Assistant Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Matthew W. Smith
Name:	Matthew W. Smith
Title:	Director

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
By:	Voya Investment Management LLC, as Agent

	By:	/s/ Christopher P. Lyons
	Name:	Christopher P. Lyons
	Title:	Managing Director

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:	/s/ Shawn Bengtson
Name:	Shawn Bengtson
Title:	Vice President Investment

By:	/s/ Damian Howard
Name:	Damian Howard
Title:	Director Equities Investment

[Signature Page to Intercompany Subordination Agreement]

SUBORDINATED CREDITORS:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., as General Partner

	By:	/s/ Mark A. Maki
Mark A. Maki
President

Address for Notices

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002-5217

Attention:	Chris Kaitson, Vice President – US Law
Telephone:	(713) 650-8900
Facsimile:	(713) 821-2229
Electronic Mail: Chris.Kaitson@enbridge.com

With a copy to:

Enbridge Energy Partners, L.P.
C/O Enbridge Inc.
3000, 425-1st
Calgary, Alberta, Canada
T2P 3L8
Attention:	Jonathan Rose, Treasurer
Telephone:	(403) 231-3924
Facsimile:	(403) 231-4848
Electronic Mail: jonathan.rose@enbridge.com

[Signature Page to Intercompany Subordination Agreement]